Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Kal Energy, Inc. of our report dated August 31, 2008 on our audits of the financial statements of Kal Energy, Inc. as of May 31, 2008 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

Los Angeles, California

October 27, 2008